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                                                         PART 1:  EXHIBIT 11.00


                       JSB FINANCIAL, INC. AND SUBSIDIARY
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
               (Unaudited, In Thousands, except per share amounts)
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                                                                  Three Months Ended
                                                                      March 31,
                                                                      ---------
                                                                     1997        1996
                                                                     ----        ----

Primary earnings per share:
---------------------------
 Shares used in computing earnings per share:

  Weighted average number of shares outstanding                        9,809    10,395

  Assuming  exercise of options reduced by the
   number of shares which could have been
   purchased at average stock price with
   proceeds from exercise of such options                                457       482
                                                                      ------    ------

Common stock and common stock equivalents                             10,266    10,877

Earnings:
---------

  Net income                                                         $ 6,448   $ 6,078

Earnings per common and common equivalent share                        $ .63     $ .56


Earnings per share -- assuming full dilution:
---------------------------------------------
  Shares used in computing earnings per share:

   Weighted average number of shares outstanding                       9,809    10,395

   Assuming exercise of options reduced by the
    number of shares which could have been
    purchased at period end stock price with
    proceeds from exercise of such options                               498       499
                                                                      ------    ------

Common stock and common stock equivalents                             10,307    10,894


Earnings:
---------
  Net income                                                         $ 6,448   $ 6,078

Earnings per common share assuming full dilution                       $ .63     $ .56

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